UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/29/2012

LRAD Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

16990 Goldentop Road
San Diego, California 92127
(Address of principal executive offices, including zip code)

858-676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 29, 2012, the Compensation Committee of the Board of Directors of LRAD Corporation (the "Company") recommended, and the Board of Directors approved, an incentive bonus plan for fiscal year 2013 for all of the Company's employees, including its executive officers. Target bonus amounts vary based on a fixed percentage of the employee's base salary, which percentage equals 50% of base salary for executive officers and 10% to 50% of base salary for other employees depending on their level of responsibility. A bonus payment will be made at three levels, including at 50% of target, at target and at 200% of target, based upon the achievement by the Company of specified earnings per share goals. For purposes of the earnings per share calculation, the number of shares outstanding will be held constant as of October 1, 2012. All of the Company's employees will be entitled to participate in the incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LRAD Corporation

Date: December 04, 2012	By:	/s/ KATHERINE H. MCDERMOTT
Katherine H. McDermott
Chief Financial Officer